UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
June 24, 2010

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52385	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16005 Los Gatos Boulevard
Los Gatos, California 95032
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 20, 2010, the court granted in part Akeena Solar, Inc.’s (the “Company”) Motion to Dismiss the federal class action, Hodges, Individually and on Behalf of All Others Similarly Situated v. Akeena Solar, Inc., et al.  Case No. CV-09-02147-JW (“Class Action”).  The court dismissed plaintiffs' claims relating to statements made prior to the class period including statements relating to the Company’s backlog, Andalay product, and supply agreement with Suntech Power Holdings Co., Ltd. (“Suntech”).  Due to the stage of the case, the Company has not yet had the opportunity to present any defenses to the remaining allegations relating to the December 26, 2007 disclosure of the Comerica line of credit and the January 2, 2008 announcement of the Suntech license agreement. The Company believes that the class action has no merit and that it has strong defenses to the two remaining claims.  The Company intends to defend the remaining claims vigorously.

On May 28, 2010 and June 22, 2010, respectively, the Company, current and former members of the Company's board of directors and certain current and former officers were named as defendants in two derivative lawsuits, Dulgarian v. Cinnamon, et al., and Sabbag v. Cinnamon, et al, in Santa Clara Superior Court and the United States District Court Northern District of California San Jose Division, respectively.  Such tag-along derivative cases often occur when a securities class action is pending. The complaints echo many of the allegations in the Class Action with respect to the Company’s backlog, Andalay product and supply agreement with Suntech, which were recently dismissed by the court in the Class Action. The complaints also include allegedly improper statements concerning the license agreement with Suntech, the Comerica line of credit, failing to exercise oversight of the financial and reporting process, and trading on inside information. The plaintiffs seek damages, restitution, attorneys' fees, equitable and/or injunctive relief and a judgment directing Akeena to improve its corporate governance.

The Company does not believe that these derivative complaints are sustainable.  The Company believes that its board of directors can and should decide when or if claims should be asserted on the Company's behalf and will file motions seeking dismissal on those grounds.  As the Company has stated in connection with the related securities class action matter, it believes that its disclosures concerning its business during the relevant period of the lawsuit were appropriate and were in full compliance with the federal securities laws.  The Company will continue to maintain the highest standard of corporate governance and the Company will vigorously defend these matters.  The Company anticipates a similar derivative complaint will be filed in California or elsewhere.

The Company does not intend to file any further Current Reports on Form 8-K with respect to such additional lawsuits or claims, unless the facts on which such lawsuits are premised or the legal claims raised therein are substantively and materially different from the lawsuits being reported in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2010	AKEENA SOLAR, INC.
By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Financial Officer